As filed with the Securities and Exchange Commission on October 22, 1998
                                                  Registration No. 333-07883
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              REXALL SUNDOWN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 --------------
           FLORIDA                                              59-1688986
 (State or Other Jurisdiction                                (I.R.S. Employer
 of Incorporation or Organization)                          Identification No.)

                          6111 BROKEN SOUND PARKWAY, NW
                            BOCA RATON, FLORIDA 33487
                                 (561) 241-9400

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ----------------
                              RICHARD WERBER, ESQ.
                         VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                              REXALL SUNDOWN, INC.
                          6111 BROKEN SOUND PARKWAY, NW
                            BOCA RATON, FLORIDA 33487
                                 (561) 241-9400
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent for Service)

                                ----------------
                          COPIES OF COMMUNICATIONS TO:
                              PAUL BERKOWITZ, ESQ.
                            GREENBERG, TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                               ------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                1,000,000 SHARES

                              REXALL SUNDOWN, INC.

                          REXALL SHOWCASE INTERNATIONAL
                          DISTRIBUTOR STOCK OPTION PLAN

                                  COMMON STOCK
                              ---------------------

         The Rexall Sundown, Inc. Rexall Showcase International
Distributor Stock Option Plan (the "Plan") described herein offers eligible independent distributors of Rexall Showcase International, Inc. ("Rexall Showcase"), a wholly-owned subsidiary of Rexall Sundown, Inc. (the "Company"), an opportunity to acquire shares of the common stock, par value $.01 per share (the "Common Stock") of the Company.

         Shares of the Common Stock of the Company for the Plan will be made available by the Company on the terms described herein and may be newly issued shares or previously issued shares purchased in the open market.

         The Common Stock is listed on the Nasdaq National Market under the symbol "RXSD." On October 21, 1998, the last reported sale price of the Common Stock was $18.8125.

         This Prospectus relates to an aggregate of 1,000,000 shares of Common Stock offered hereby and registered for sale under the Plan. It is recommended that this Prospectus be retained for future reference.

SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT
        SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE SHARES.
                              ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------

                 The date of this Prospectus is October 22, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 3475 Lenox Road, N.E., Suite 1000, Atlanta, Georgia 30326. In addition, such reports, proxy statements and other information can be obtained from the Commission's web site at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the Nasdaq National Market. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees, or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are incorporated in and made a part of this Prospectus by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

         (b) the Company's Current Report on Form 8-K dated February 11, 1998, as amended on Form 8-K/A dated March 13, 1998;

         (c)      the Company's Current Report on Form 8-K dated September 29,
                  1998;

         (d)      the Company's Proxy Statement dated December 29, 1997;

         (e) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1997, February 28, 1998 and May 31, 1998; and

         (f) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated June 7, 1993 (Registration No. 0-21884).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed documents, which also are incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference. Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to the Company's principal executive offices: Attn: Secretary, 6111 Broken Sound Parkway, NW, Boca Raton, Florida 33487, telephone number (561) 241-9400.


                                   THE COMPANY

         Rexall Sundown, Inc. (the "Company") develops, manufactures, markets and sells vitamins, nutritional supplements and consumer health products through three channels of distribution: sales to retailers; direct sales through independent distributors and mail order. The Company offers a broad line of approximately 1,300 products consisting of approximately 1,900 stock keeping units ("SKUs"), including vitamins in both multivitamin and single entity formulas, minerals, herbals, homeopathic remedies, weight management products, skin care products and over-the-counter ("OTC") pharmaceuticals. For its sales to retailers, the Company employs a multi-brand strategy to access several different classes of trade: Sundown(R) for mass merchandisers, drug storE chains and supermarkets; Rexall(R) for independent drug stores; and Thompson(R) for health food stores. In additiON, the Company markets and sells a comprehensive line of diet and weight management products under the Richardson Labs(R) brand to major retailers and distributors in the food, drug, mass and heath food channels of trade. ThE Company's catalog and mail order sales of vitamins, nutritional supplements and other products are made through its SDV division. Direct sales of certain health and wellness products to independent distributors are made through the Company's network marketing subsidiary, Rexall Showcase. The Company's pharmaceutical and health services division sells over-the-counter pharmaceutical products, vitamins and nutritional supplements to the managed care industry under the Rexall Managed Care(R) tradename.

         The Company was incorporated in the State of Florida in 1976. The Company's executive offices are located at 6111 Broken Sound Parkway, NW, Boca Baton, Florida 33487 and its telephone number is (561) 241-9400. As used herein, the "Company" means Rexall Sundown, Inc. and its subsidiaries, except where the context indicates otherwise.


                                  RISK FACTORS

          PROSPECTIVE PARTICIPANTS IN THE PLAN SHOULD CAREFULLY CONSIDER THE SPECIFIC FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO PARTICIPATE IN THE PLAN.

          THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WHICH REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING INDUSTRY PERFORMANCE, THE COMPANY'S OPERATIONS, ECONOMIC PERFORMANCE, FINANCIAL CONDITION, GROWTH AND ACQUISITION STRATEGIES AND MARGINS AND GROWTH IN SALES OF THE COMPANY'S PRODUCTS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING THOSE DESCRIBED BELOW UNDER THIS "RISK FACTORS" SECTION AND ELSEWHERE IN THIS PROSPECTUS.

UNCERTAINTY RELATED TO ACQUISITIONS

          The Company intends to pursue the acquisition of complementary products, product lines or businesses. Acquisitions involve a number of risks that could adversely affect the Company's operating results, including the diversion of management's attention, the assimilation of operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees of the acquired companies. There can be no assurance that the Company will consummate future acquisitions on satisfactory terms, if at all, that adequate financing will be available on terms acceptable to the Company, if at all, that any acquired products, product lines or businesses will be successfully integrated or that such products, product lines or businesses will ultimately have a positive impact on the Company, its financial condition or results of operations.

GOVERNMENT REGULATION

          The manufacturing, processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. These activities are also regulated by various agencies of the states and localities, as well as foreign countries, in which the Company's products are sold. In particular, the FDA regulates the safety, labeling and distribution of dietary supplements, including vitamins, minerals, herbs, food, OTC and prescription drugs and cosmetics. The regulations that are promulgated by the FDA relating to the manufacturing process are known as Current Good Manufacturing Practices ("CGMPs"), and are different for drug and food products. In addition, the FTC has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of vitamins, OTC drugs, cosmetics and foods.

          The Dietary Supplement Health and Education Act of 1994 ("DSHEA") was enacted on October 25, 1994. DSHEA amends the Federal Food, Drug and Cosmetic Act by defining dietary supplements, which include vitamins, minerals, nutritional supplements and herbs, as a new category of food separate from conventional food. DSHEA provides a regulatory framework to ensure safe, quality dietary supplements and the dissemination of accurate information about such products. Under DSHEA, the FDA is generally prohibited from regulating the active ingredients in dietary supplements as drugs unless product claims, such as claims that a product may heal, mitigate, cure or prevent an illness, disease or malady, trigger drug status.

          DSHEA provides for specific nutritional labeling requirements for dietary supplements and FDA's final regulations require that all dietary supplements must be labeled in compliance with the regulations by no later than March 23, 1999. DSHEA permits substantiated, truthful and non-misleading statements of nutritional support to be made in labeling, such as statements describing general well-being resulting from consumption of a dietary ingredient or the role of a nutrient or dietary ingredient in affecting or maintaining a structure or function of the body. The Company anticipates that the FDA will finalize CGMPs which are specific to dietary supplements and require at least some of the quality control provisions contained in the CGMPs for drugs. The Company currently manufactures its vitamins and nutritional supplement products in compliance with the applicable food CGMPs.

          The FDA has finalized some of its regulations, including those relating to nutritional labeling requirements. The FDA also has under development additional regulations to implement DSHEA. Final labeling regulations require expanded or different labeling for the Company's vitamin and nutritional supplement products. The Company cannot determine what effect such regulations, when fully implemented, will have on its business in the future. Such regulations could, among other things, require the recall, reformulation or discontinuance of certain products, additional recordkeeping, warnings, notification procedures and expanded documentation of the properties of certain products and scientific substantiation regarding ingredients, product claims, safety or efficacy. Failure to comply with applicable FDA requirements can result in sanctions being imposed on the Company or the manufacturers of its products, including, warning letters, fines, product recalls and seizures.

          Governmental regulations in foreign countries where the Company plans to commence or expand sales may prevent or delay entry into a market or prevent or delay the introduction, or require the reformulation, of certain of the Company's products.

          Rexall Showcase is subject to regulation under various international, state and local laws which include provisions regulating, among other things, the operation of direct sales programs. In addition, many countries currently have laws that would restrict or prohibit direct sales companies, such as Rexall Showcase, from conducting business therein.

          In addition, the Company cannot predict whether new domestic or foreign legislation regulating its activities will be enacted. Such new legislation could have a material adverse effect on the Company.

MANAGING AND MAINTAINING GROWTH

          The Company is currently experiencing a period of rapid growth and expansion which has placed, and could continue to place, a significant strain on the Company's management, customer service and support operations, sales and administrative personnel and other resources. In order to serve the needs of its existing and future customers, the Company has substantially increased and will continue to increase its workforce, which requires the Company to attract, train, motivate and manage qualified employees. The Company's ability to manage its planned growth requires the Company to continue to expand its operating, management, information and financial systems, all of which may significantly increase its operating expenses. If the Company fails to achieve its growth as planned or is unsuccessful in managing its anticipated growth, there could be a material adverse effect on the Company. In addition, the Company's retail customers are not generally bound to purchase products from the Company for any significant length of time. Although the Company has entered into agreements with certain of its retail customers, these agreements can generally be canceled on short notice without cause and with minimal or no liability to such customers. The loss of a significant customer or a number of customers, or a significant reduction in purchase volume by or financial difficulty of such customers, for any reason, could have a material adverse effect on the Company.

EFFECT OF ADVERSE PUBLICITY

          The Company's products consist of vitamins, minerals, herbs and other ingredients that the Company regards as safe when taken as suggested by the Company and that various scientific studies have suggested may offer health benefits. While the Company conducts extensive quality control testing on its products, the Company generally does not conduct or sponsor clinical studies relating to the benefits of its products. The Company is highly dependent upon consumers' perception of the overall integrity of its business, as well as the safety and quality of its products and similar products distributed by other companies which may not adhere to the same quality standards as the Company. The Company could be materially adversely affected if any of the Company's products or any similar products distributed by other companies should prove or be asserted to be harmful to consumers or if scientific studies provide unfavorable findings regarding the effectiveness of the Company's products. Rexall Showcase's ability to attract and retain independent distributors could be adversely affected by negative publicity relating to it or to other direct sales organizations, or by the announcement by any governmental agency of investigatory proceedings regarding the business practices of Rexall Showcase or other direct sales organizations.

RELIANCE ON INDEPENDENT DISTRIBUTORS OF REXALL SHOWCASE

         Rexall Showcase's sales are directly dependent upon the efforts of its independent distributors, and any growth in sales volume will require an increase in the productivity or the number of such distributors. As is typical in the direct sales industry, there is turnover in distributors from year to year, which requires the sponsoring and training of new distributors by existing distributors in order to maintain the size of the distributor network. The Company experiences seasonal decreases in distributor sponsoring and product sales due to summer and winter holiday periods. Other factors such as general economic conditions and negative publicity relating to Rexall Showcase or other direct sales organizations could also adversely affect the ability of Rexall Showcase to maintain or expand its distributor network. The loss of a key distributor or group of distributors could adversely affect sales of Rexall Showcase products and impair Rexall Showcase's ability to attract new distributors.

CENTRALIZED LOCATION OF MANUFACTURING OPERATIONS; AVAILABILITY OF RAW MATERIALS

          The Company currently manufactures and packages substantially all of its products at its manufacturing facilities in Boca Raton and Deerfield Beach, Florida, and, until the opening of its distribution facility in Sparks, Nevada, distributed all of its products from its two distribution facilities in Boca Raton. Accordingly, any event resulting in the slowdown or stoppage of the Company's manufacturing operations or distribution facilities in southern Florida could have a material adverse effect on the Company. The Company maintains business interruption insurance. There can be no assurance, however, that such insurance will continue to be available at a reasonable cost or, if available, will be adequate to cover any losses that may be incurred from an interruption in the Company's manufacturing or distribution operations.

          Most of the raw materials used in the Company's products are obtained from third-party suppliers. Although the Company believes that all of its sources for raw materials are reliable, any interruption of such supply could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

          An element of the Company's future growth strategy is to increase the distribution and sale of the Company's products into international markets. The Company's existing and planned international operations are subject to political and economic uncertainties, including, among others, inflation, risk of renegotiation or modification of existing agreements or arrangements with governmental authorities, transportation, tariffs, export controls, government regulation, trademark availability and registration issues, currency exchange rate fluctuations, foreign exchange restrictions which limit the repatriation of investments and earnings therefrom, changes in taxation, hostilities or confiscation of property. Changes related to these matters could have a material adverse effect on the Company.

COMPETITION

          The market for the sale of vitamins and nutritional supplements is highly competitive. Competition is based principally upon price, quality of products, customer service and marketing support. There are numerous companies in the vitamin and nutritional supplement industry selling products to retailers, such as mass merchandisers, drug store chains, independent drug stores, supermarkets and health food stores. Most of these companies are privately held and the Company is unable to precisely assess the size of such competitors. No company is believed to control more than 10% of this market.

          Although Rexall Showcase competes with other health and nutritional food companies, the Company believes its primary competition stems from other direct sales companies. The Company competes in the recruitment of independent sales people with other network marketing organizations whose product lines may or may not compete with the Company's products.

          Certain of the Company's competitors are substantially larger than the Company and have greater financial resources.

PRODUCT LIABILITY CLAIMS

          As a marketer of vitamin and nutritional supplements and other products that are ingested by consumers or applied to their bodies, the Company may be subjected to various product liability claims, including, among others, that its products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. While such claims to date have not been material to the Company and the Company maintains product liability insurance, there can be no assurance that product liability claims and the resultant adverse publicity will not have a material adverse effect on the Company.

POTENTIAL YEAR 2000 ISSUES

         The Company has designated Year 2000 issues as a priority and has allocated appropriate resources in order to minimize the impact of Year 2000 date-related problems on its business. The Company has assembled an internal task force which is headed by an information technology vice president to review and evaluate the Year 2000 issue as it relates to its internal computer based and non-computer based systems as well as third party computer systems including those of its vendors. The scope of the Company's Year 2000 analysis encompasses the Company's traditional enterprise-wide software, its mid-range and personal computing systems, and its embedded microprocessor systems.

         For the Company's internal computer and non-computer-based systems, the task force will identify the scope of any Year 2000 problems, prepare test scripts in order to determine whether these sytems will be Year 2000 compliant and implement the test scripts by conducting appropriate testing in order to confirm actual compliance. The Company expects to complete test scripts for all of its internal computer-based systems by the end of October 1998. The task force is currently in the process of identifying the applicable internal non-computer systems which potentially may be affected by Year 2000.

         In order to determine the state of readiness of third parties including the Company's significant vendors to handle Year 2000 issues and whether it will impact the Company's business, the Company has sent letters of inquiry to substantially all of the third parties with whom it does business. The Company's vendors are at various stages in analyzing this issue and the Company is in the process of receiving and analyzing their responses to the Company's letter. The Company expects to have identified any potential Year 2000 problems with its key vendors by the beginning of 1999. The Company has not yet established any contingency plans but will develop such plans as needed once it identifies the scope and magnitude of any compliance issues with its vendors. There can be no assurance that the systems of other companies on which the Company's systems rely or interface will be timely converted, which failure by a key vendor could prevent the Company's products from being distributed in a timely manner.

         The Company has incurred and will continue to incur internal staff costs as well as consulting and other expenses related to Year 2000 issues. If any of the Company's internal systems or equipment are found to be non-compliant with Year 2000, they will need to be upgraded or replaced. To date, none of these costs have been material. The recent growth of the Company which prompted it, in October, 1997, to install an enterprise-wide computer system which is utilized for the Company's manufacturing, distribution, finance and sales functions, substantially reduces the likelihood that the costs incurred by the Company in becoming Year 2000 compliant will be material. This enterprise-wide system is warranted to be Year 2000 compliant by the manufacturer and the Company will confirm its compliance by subjecting this system to the same tests as the Company's other internal computer-based systems. The Company does not expect that the total costs involved in becoming Year 2000 compliant will be material to the Company's financial position, results of operations or cash flows.

CONCENTRATION OF OWNERSHIP; CERTAIN ANTI-TAKEOVER CONSIDERATIONS

          The Company's directors and executive officers and certain of their affiliates beneficially own approximately 49% of the outstanding Common Stock, substantially all of which is beneficially owned or controlled by Carl DeSantis, Dean DeSantis and Damon DeSantis. Accordingly, these shareholders will continue to have the ability to elect all of the directors of the Company and to thereby direct or substantially influence the management, policies and business operations of the Company and will have the power to control the outcome of any matters submitted to a vote of the Company's shareholders. The Company's Board of Directors has the authority to approve the issuance of 5,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the Company's shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Certain provisions of Florida law, as well as the issuance of preferred stock, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy contest, or any change in control involving the Company, as well as the removal of management, even if such events would be beneficial to the interests of the Company's shareholders, and may limit the price certain investors may be willing to pay in the future for shares of Common Stock.

VOLATILITY OF STOCK PRICE

          The price of the Common Stock has experienced significant volatility over the past several years. Moreover, the stock market has from time to time experienced extreme price and volume fluctuations which may be unrelated to the operating performance of particular companies. Market conditions in the vitamin and nutritional supplement industry and factors such as announcements of new products by the Company, its competitors or third parties, and changes in earnings estimates by analysts may have a significant effect on the price of the Common Stock.

                     DESCRIPTION OF THE REXALL SUNDOWN, INC.
                          REXALL SHOWCASE INTERNATIONAL
                          DISTRIBUTOR STOCK OPTION PLAN

         The following is a description of the Plan offered to selected independent distributors of Rexall Showcase. The description of the Plan is subject to, and is qualified in its entirety by, the full text of the Plan which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Plan was approved by the Company's Board of Directors on February 6, 1996 and has been subsequently amended. All capitalized terms not otherwise defined in this Prospectus shall have the meaning ascribed to them in the Plan.

PURPOSE AND ADVANTAGES OF THE PLAN

         The purpose of the Plan is to provide an additional incentive to participating distributors of Rexall Showcase (each, a "Distributor") by enabling them to acquire a stock ownership interest in the Company, to attract and retain persons of ability as independent Distributors of Rexall Showcase and to entice such persons to exert their best efforts on behalf of Rexall Showcase.

PARTICIPATION

         Any Distributor whose network marketing activities are exclusive to Rexall Showcase will be eligible to receive Options under the Plan. The granting of any Options under the Plan does not confer on the recipient any right to the continuance of his or her status as a Distributor of Rexall Showcase and will not restrict or in any way interfere with the Company's right to terminate its relationship with a Distributor. No Distributor has the right to receive an Option and the grant of an Option does not confer any right to receive future Options. No Option confers on the holder thereof any right of a shareholder with respect to any shares of Common Stock underlying the Option until the Option has been exercised and the shares of Common Stock underlying such Option have been paid for in full.

ADDITIONAL OPTIONS FOR DISTRIBUTORS

         All Distributors will receive an Option to purchase an additional 200 Shares on or about July 1 of each year in which they have previously qualified to receive Options under the Plan if (i) such Distributor qualifies for Options under the Plan during the applicable Qualification Period, (ii) such Distributor has at least 1,000 P.P. in the month such Distributor enrolls in the Plan, and
(iii) such Distributor becomes a Director within the first two full Commission Months of enrolling as a Distributor.

DURATION

         Options will be granted to Distributors for terms of five (5) years.

1997 STOCK OPTION PROGRAM

         The number of Active Legs a Distributor had at the close of the June 1997 Commission Month was such Distributor's maximum qualification level for the Qualification Period from July 1, 1997 to June 30, 1998. However, a Distributor may also have the opportunity to qualify and receive Options at all lower levels. For example, a Distributor with five Active Legs at the close of the June 1997 Commission Month will enter the 1997 Qualification Period with the opportunity to receive options based on five Active Legs. If the Distributor fails to maintain the five Active Leg level throughout the year, the Distributor may qualify for Options based on the four, three, or two Active Leg levels. All qualification levels are based upon a Distributor's effective position within the Rexall Showcase Compensation Plan.

CONDITIONS FOR GRANTS OF OPTIONS UNDER THE 1997 STOCK OPTION PROGRAM

         The following sets forth the conditions for the grant of Options under the Plan for the Qualification Period from July 1, 1997 to June 30, 1998.

         1. TWO ACTIVE LEGS. A Distributor whose Qualification Level is two Active Legs will receive an Option to purchase 200 Shares if:

         (a) Such Distributor has a minimum of two Active Director Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 10,000 with at least 3,000 in each Leg and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of two Active Director Legs for all 12 months of the applicable Qualification Period,
         (ii)     Such Distributor has at least 1,000 G.P. for all 12 months of the applicable Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the applicable Qualification Period are as described in Section 1(c) above.

         2. THREE ACTIVE LEGS. A Distributor whose Qualification Level is three Active Legs will receive an Option to purchase 500 Shares if:

         (a) Such Distributor has a minimum of three Active Director Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 30,000 with at least 5,000 in each of two Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i) Such Distributor has a minimum of three Active Director Legs for all 12 months of the applicable Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the applicable Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the applicable Qualification Period are as described in Section 2(c) above.

         3. FOUR ACTIVE LEGS. A Distributor whose Qualification Level is four Active Legs will receive an Option to purchase 900 Shares if:

         (a) Such Distributor has a minimum of four Active Director Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and

         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 50,000 with 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i) Such Distributor has a minimum of four Active Director Legs for all 12 months of the applicable Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the applicable Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the applicable Qualification Period are as described in Section 3(c) above.

         4. FIVE ACTIVE LEGS. A Distributor whose Qualification Level is five Active Legs will receive an Option to purchase 1,400 Shares if:

         (a)      Such Distributor has a minimum of five Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 75,000 with 10,000 in each of two Legs and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i) Such Distributor has a minimum of five Active Director Legs for all 12 months of the applicable Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the applicable Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the applicable Qualification Period are as described in Section 4(c) above.

         5. SIX ACTIVE LEGS. A Distributor whose Qualification Level is six Active Legs will receive an Option to purchase 2,000 Shares if:

         (a)      Such Distributor has a minimum of six Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of three Legs, 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i) Such Distributor has a minimum of six Active Director Legs for all 12 months of the applicable Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the applicable Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the applicable Qualification Period are as described Section 5(c) above.

1996 STOCK OPTION PROGRAM

         The number of Active Legs a Distributor had at the close of the June 1996 Commission Month will be such Distributor's minimum qualification level for the Qualification Period from July 1, 1996 to June 30, 1997. For example, a Distributor with five Active Legs at the close of the June 1996 Commission Month only had the opportunity to qualify for Options based on five Active Legs and above and not for Options based on four Active Legs. Distributors who had four Active Legs or less for the June 1996 Commission Month had the opportunity to qualify for Options based on four Active Legs or more. All qualification levels are based upon a Distributor's effective position with the Rexall Showcase Compensation Plan.

CONDITIONS FOR GRANTS OF OPTIONS UNDER THE 1996 STOCK OPTION PROGRAM

         The following sets forth the conditions for the grant of Options under the Plan during the Qualification Period from July 1, 1996 to June 30, 1997.

         6. FOUR ACTIVE LEGS. A Distributor whose Qualification Level is four Active Legs will receive an Option to purchase 1,000 Shares if:

         (a)      Such Distributor has a minimum of four Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 3,000 in each of 2 Legs and at least 2,000 in one other Leg.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of four Active Director Legs for all 12 months of the Qualification Period,
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 50,000 with 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a  minimum of four Active Director
                  Legs for all 2 months of the applicable Qualification
                  Period,
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period, and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are as described in
                  Section 6(c) above.

         or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in 6(A) - (C) above for the Four Active Leg level.

         7. FIVE ACTIVE LEGS. A Distributor will receive an Option to purchase 1,500 Shares if:

         (a) Such Distributor has a minimum of five active Director Legs for all 12 months of the Qualification Period;

         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of five active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 75,000 with 10,000 in each of 2 legs and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i) Such Distributor has a minimum of five active Director Legs for all 12 months of the applicable Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in 7(A) - (C) above for the Five Active Leg level.

         8. SIX ACTIVE LEGS. A Distributor will receive an Option to purchase 2,500 Shares if:

         (a)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i) Such Distributor has a minimum of six active Director Legs for all 12 months of the applicable Qualification Period;

         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

         or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in 8(A) - (C) above for the Six Active Leg level.

         9. TEN ACTIVE LEGS. A Distributor will receive an Option to purchase 5,000 Shares if:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

         or, as of March 1, 1997:


         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i) Such Distributor has a minimum of ten active Director Legs for all 12 months of the applicable Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in 9(A) - (C) above for the Six Active Leg level.

         10. ADDITIONAL OPTIONS FOR PRESIDENTS CLUB MEMBERS. A Distributor who is a member of the Presidents Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 2,500 additional Shares if:

         (a)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs;

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Point for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive; provided, however, a Distributor may only receive additional Options as a member of the Presidents Club or the Chairman's Club, but not as a member of both Clubs.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i) Such Distributor has a minimum of six active Director Legs for all 12 months of the applicable Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in 10(A) - (C) above for the Six Active Leg level.

         11. ADDITIONAL OPTIONS FOR CHAIRMAN'S CLUB MEMBERS. A Distributor who is a member of the Chairman's Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in 1 Leg, at least 50,000 in each of 2 other Legs and at least 5,000 in each of 5 additional Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

         (i) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         12. ADDITIONAL OPTIONS FOR AMBASSADORS CLUB MEMBERS. A Distributor who is a member of the Ambassadors Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in each of 4 Legs, at least 50,000 in one other Leg and at least 5,000 in each of 5 more Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

         (i) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

ADMINISTRATION

         The Plan will be administered by the Company's Compensation/Stock Option Committee, appointed by the Board (the "Committee") consisting of two or more of the Company's directors. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

         In granting options to Distributors, the Committee shall follow the guidelines set forth in the Plan. The Committee may from time to time in granting options prescribe such other terms and conditions concerning such options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Options accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued service as a Distributor for a specified period of time. The Committee may, from time to time, adopt such rules and regulations as it deems appropriate to administer the Plan, and make determinations and interpretations concerning the application of the Plan's provisions, which interpretations and determinations will be final and conclusive. The present members of the

Committee are Stanley Leedy and Melvin Stith and their address is c/o the Company, 6111 Broken Sound Parkway, NW, Boca Raton, Florida 33487.

SHARES OF STOCK OFFERED UNDER THE PLAN

           The Company has reserved 1,000,000 Shares for issuance under the Plan. The Shares have been registered with the Securities and Exchange Commission (the "Commission"). The Shares are listed on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq NMS"), under the symbol "RXSD."

           The number of Shares issuable under the Plan is subject to appropriate adjustment in the event of a stock split, reverse stock split, consolidation of Shares, capital adjustment, payment of stock dividend or distribution, or other increase or decrease in the Shares without receipt of consideration. The Committee may make proportionate adjustments in the number of Shares which are subject to purchase under outstanding Options and in the exercise price per share upon the occurrence of such events. Notice of any adjustment in any Shares or in any exercise price will be given by the Company to each holder of an Option affected by the adjustment and such adjustment (whether or not notice was received) will be binding on affected option holders.

           Options granted pursuant to the Plan will be evidenced by an agreement consistent with the terms and conditions of the Plan and grant of the Option and will be binding on the Distributor and the Company. The agreement will set forth the price at which the Option can be exercised, but in no event will the Option price be less than the fair market value of the Shares at the time the Option is granted.

           The purchase price of the shares of Common Stock purchased pursuant to the Options granted under the Plan will be 100% of the fair market value on the date of grant of the Option and must be paid in full at the time the Option is exercised. No Shares will be issued or transferred until full payment has been received. Payment may be in cash, by certified or official bank check or by money order; provided, further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares.

TERMINATION OF DISTRIBUTOR STATUS AND TRANSFERABILITY OF OPTIONS

           Options are only transferable by will and the laws of descent and distribution. Options may not be assigned, transferred, pledged, alienated or hypothecated in any manner during the Distributor's lifetime except as permitted by the Plan. Neither the Plan nor any Options granted under the Plan shall confer upon any person any right to continuance of status as a Distributor of Rexall Showcase.

           The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

           (a) immediately upon the termination of the Optionee's status as a Distributor for any reason;

           (b) immediately if Distributor's network marketing efforts are not exclusive to Rexall Showcase; or

           (c) three months after the date of termination of the Optionee's status as a Distributor by reason of death of the Optionee if the Optionee is an individual.

TERM, MODIFICATION AND TERMINATION OF PLAN

         The Plan became effective on February 6, 1996 and will continue in effect until February 5, 2006, unless earlier terminated by the Board. The Board or the Committee may at any time and from time to time amend, modify suspend or terminate the Plan or any Option.

         Upon the dissolution or liquidation of the Company, any unexercised Options shall be deemed canceled. Otherwise all obligations of the Company under the Plan shall be binding on any successor corporation whether by of merger, consolidation or reorganization.

FEDERAL INCOME TAX CONSEQUENCES

         Under the Internal Revenue Code of 1986, as amended, (the "Code"), a Distributor incurs no tax liability on the grant of Options. The Distributor is, however, required to recognize as income the spread, at the time of exercise, between the fair market value of the shares received upon exercise and the Option price.

         Each Participant is advised to consult with a tax advisor to determine the tax consequences of a particular transaction in the Participant's Account.

 REGULATIONS APPLICABLE TO SHARES

           The Plan is governed by the laws of the State of Florida and will be construed pursuant to the requirements of the Code. If any law or regulation of the Commission , or any regulation of any other commission or agency having jurisdiction requires the Company or the Distributor to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Company delivers or causes to be delivered the certificate for the Shares will be postponed until full compliance shall have been made with all such requirements.


                                 USE OF PROCEEDS

         The Company is neither able to predict the number of Options granted to Distributors nor the number of shares of Common Stock underlying such Options that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. The net proceeds from the sale of shares of Common Stock that are originally issued by the Company and offered pursuant to the Plan will be used for general corporate purposes.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that, to the extent permitted by Florida law, the Company shall indemnify and shall advance expenses on behalf of its officers and directors. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
The Company also maintains directors' and officers' liability insurance.


                                  LEGAL MATTERS

         The validity of the shares of Common Stock being offered hereby is being passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131.


                                     EXPERTS

         The financial statements of the Company incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon their authority of that firm as experts in accounting and auditing.

                                                                       EXHIBIT I
                                                                       ---------

                              REXALL SUNDOWN, INC.

                          REXALL SHOWCASE INTERNATIONAL
                          DISTRIBUTOR STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Plan is to provide an additional incentive to participating Rexall Showcase International, Inc. ("Rexall Showcase") Distributors (as hereinafter defined) by enabling them to acquire a stock ownership interest in Rexall Sundown, Inc., a Florida corporation (the "Company"), of which Rexall Showcase is a wholly-owned subsidiary, and to attract and retain persons of ability as independent distributors of Rexall Showcase and entice such persons to exert their best efforts on behalf of Rexall Showcase. All capitalized items not otherwise defined herein shall have the definition ascribed to them in the Rexall Showcase Compensation Plan as currently in force and as amended from time to time.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean the Compensation/Stock Option Committee appointed by the Board or, if not appointed, the Board.

         (c) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

         (d) "Distributor" shall mean an individual, partnership or corporation whose completed Distributor Application has been received and accepted by Rexall Showcase and whose network marketing efforts are exclusive to Rexall Showcase.

         (e) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as hereinafter defined) of the Common Stock on such date (or, if such date is not a business day, on the immediately preceding business day), unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is listed on the National Association of Securities Dealers Automated Quotations System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock for such day on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

         (f)     "Option" shall mean any stock option granted under this Plan.

         (g) "Optionee" shall mean a Distributor to whom an Option is granted under this Plan or any person who succeeds to the rights of such Distributor under this Plan by reason of the death of such person.

         (h) "Plan" shall mean this Rexall Sundown, Inc. Rexall Showcase International Distributor Stock Option Plan.

         (i) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j)     "Share(s)" shall mean a share or shares of the Common Stock.

         3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to One Million (1,000,000) Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4.       CONDITIONS FOR GRANT OF OPTIONS.

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law.

         (b) In granting Options to Distributors, the Committee shall follow the guidelines set forth on EXHIBIT A attached hereto, as amended from time to time. The Committee may from time to time in granting Options prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Options accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued service as a Distributor for a specified period of time.

         (c) Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continuance of status as a Distributor with Rexall Showcase.

         5. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the Fair Market Value per Share.

         6.      EXERCISE OF OPTIONS. An Option shall be deemed exercised when
(a) the Company has received written notice of such exercise in accordance with the terms of the Option, (b) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (c) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check or by money order; provided, further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. No Optionee shall be deemed to be a holder of any Shares subject to and unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

         7. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 7. The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant of the Option.

         8.       TERMINATION OF OPTION PERIOD.

                  The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (a) immediately upon the termination of the Optionee's status as a Distributor for any reason;

                  (b) immediately if Distributor's network marketing efforts are not exclusive to Rexall Showcase; or

                  (c) three months after the date of termination of the Optionee's status as a Distributor by reason of death of the Optionee if the Optionee is an individual.

         9.       ADJUSTMENT OF SHARES.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a sale of Shares, or shares of any other class of capital stock of the Company, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred orpreference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                  (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         12.      ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         13.      INTERPRETATION.

         (a) If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not effect the remaining provisions hereof, but instead the Plan shall be continued and enforced as if such provision had never been included in the Plan.

         (b) This Plan shall be governed by the laws of the State of Florida.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         14. AMENDMENT OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option.

         15. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective on February 6, 1996, the date of the approval of the Board and shall terminate on February 5, 2006.

         16. DOCUMENTS AVAILABLE TO PARTICIPANTS. Participants in the Plan mayobtain from the Company without charge, upon written or oral request, a copy of any and all documents filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. Such requests should be directed to the Company's Secretary, by writing to Rexall Sundown, Inc., 6111 Broken Sound Parkway, N.W., Boca Raton, Florida 33487, or by telephone to (561) 241-9400. In addition, the Company will deliver or cause to be delivered to participants in the Plan who do not otherwise receive such material, copies of all reports, proxy statements, and other communications distributed to its security holders generally.

                                                                       EXHIBIT A
                                                                       ---------


                              REXALL SUNDOWN, INC.

                          REXALL SHOWCASE INTERNATIONAL
                          DISTRIBUTOR STOCK OPTION PLAN


         Subject to each and every one of the conditions and limitations set forth in the Plan, Options shall be granted for the Qualification Period (as hereinafter defined) pursuant to the following criteria:

1. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "Active Leg" shall mean a Leg that contains an Active Director.

         (b) "Ambassador's Club" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (c) "Chairman's Club" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (d) "Commissionable Volume (C.V.)" shall mean units of value used to calculate compensation to Distributors. C.V. fluctuates on international orders depending upon the applicable foreign currency exchange rate.

         (e) "Director" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (f) "Group Points (G.P.)" shall mean all Points earned from the purchase of products from Rexall Showcase for retail sale by Distributors (not yet Directors) in a Distributor's downline who are not under another downline Director. This includes all Personal Points (P.P.) of such Distributor. Sales Aid and Distributor Kit purchases are not included as part of Group Point (G.P.) earnings.

         (g) "Leg" shall mean a line of Distributors which begins with someone a Distributor personally sponsors and continues below that Distributor. Each individual personally sponsored by Distributor starts a new and separate leg.

         (h) "Organizational Points" shall mean the total Group Points (G.P.) of all Directors in a Director downline on which such Director is eligible to be paid overrides. It also includes the Group Points (G.P.) of the Director being paid.

         (i) "Personal Points (P.P.)" shall mean all Points earned from products personally purchased from Rexall Showcase for retail sale to others. Sales Aids and Distributor Kit purchases are not included as part of Personal Points (P.P.).

         (j) "Points" shall mean a unit of measure earned through group and personal sales efforts.

         (k) "President's Club" shall have the definition contained in the Rexall Showcase Compensation Plan.

         (l) "Qualification Period" shall mean the July Commission Month through the June Commission Month and for the vesting of Options, shall mean the applicable July Commission Month through the next June Commission Month.

         (m) "Rexall Showcase Compensation Plan" shall mean the compensation plan of Rexall Showcase as currently in force and as amended from time to time.

         (n) All capitalized terms not otherwise defined herein shall have the definition ascribed to them in the Rexall Showcase Compensation Plan.

2. ELIGIBILITY. Any Distributor whose network marketing activities are exclusive to Rexall Showcase will be eligible to receive Options under the Plan.

3.       ADDITIONAL OPTIONS FOR DISTRIBUTORS.

         All Distributors will receive an Option to purchase an additional 200 Shares on July 1 of each year in which they have previously qualified to receive Options under the Plan if (i) such Distributor qualifies for Options under the Plan during the applicable Qualification Period, (ii) such Distributor has at least 1,000 P.P. in the month such Distributor enrolls in the Plan, and (iii) such Distributor becomes a Director within the first two full Commission Months of enrolling as a Distributor.

4. PRICE. The purchase price of the shares of Common Stock purchased pursuant to the Options granted under the Plan will be 100% of the Fair Market Value on the date of grant of the Option.

5. DURATION. Options will be granted to Optionees for terms of five (5) years.

         1997 STOCK OPTION PROGRAM

         The number of Active Legs a Distributor had at the close of the June 1997 Commission Month will be such Distributor's maximum qualification level for the qualification period from July 1, 1997 to June 30, 1998. However, a Distributor may also have the opportunity to qualify and receive Options at all lower levels. For example, a Distributor with five Active Legs at the close of the June 1997 Commission Month will enter the Qualification Period with the opportunity to receive options based on five Active Legs. If the Distributor fails to maintain the five Active Leg level throughout the year, the Distributor may qualify for Options based on the four, three, or two Active Leg levels. All Qualification Levels are based upon a Distributor's effective position within the Rexall Showcase Compensation Plan.

6. GRANT AND VESTING OF OPTIONS FOR THE QUALIFICATION PERIOD OF JULY 1, 1997 TO JUNE 30, 1998.

         6.1 TWO ACTIVE LEGS. A Distributor whose Qualification Level is two Active Legs will receive an Option to purchase 200 Shares if:

         (a)      Such Distributor has a minimum of two Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 10,000 with at least 3,000 in each Leg and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of two Active Director
                  Legs  or all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.1(c) above.

         6.2 THREE ACTIVE LEGS. A Distributor whose Qualification Level is three Active Legs will receive an Option to purchase 500 Shares if:

         (a)      Such Distributor has a minimum of three Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 30,000 with at least 5,000 in each of two Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of three Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.2(c) above.

         6.3. FOUR ACTIVE LEGS. A Distributor whose Qualification Level is four Active Legs will receive an Option to purchase 900 Shares if:

         (a)      Such Distributor has a minimum of four Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 50,000 with 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of four Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.3(c) above.

         6.4 FIVE ACTIVE LEGS. A Distributor whose Qualification Level is five Active Legs will receive an Option to purchase 1,400 Shares if:

         (a)      Such Distributor has a minimum of five Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 75,000 with 10,000 in each of two Legs and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of five Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described in Section 6.4(c) above.

         6.5 SIX ACTIVE LEGS. A Distributor whose Qualification Level is six Active Legs will receive an Option to purchase 2,000 Shares if:

         (a)      Such Distributor has a minimum of six Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of three Legs, 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 25% of the Shares subject to such Option on the initial grant date and 25% on the second, third and fourth anniversary of the initial grant date if:

         (i)      Such Distributor has a minimum of six Active Director
                  Legs for all 12 months of the Qualification Period,
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 10 of the 12 months of the Qualification Period are as described Section 6.5(c) above.

         1996 STOCK OPTION PROGRAM

         The number of Active Legs a Distributor had at the close of the June 1996 Commission Month will be such Distributor's minimum qualification level for the Qualification Period from July 1, 1996 to June 30, 1997. For example, a Distributor with five Active Legs at the close of the June 1996 Commission Month only had the opportunity to qualify for Options based on five Active Legs and above and not for Options based on four Active Legs. Distributors who had four Active Legs or less for the June 1996 Commission Month had the opportunity to qualify for Options based on four Active Legs or more. All qualification levels were based upon a Distributor's effective position with the Rexall Showcase Compensation Plan.

7. GRANT AND VESTING OF OPTIONS FOR THE QUALIFICATION PERIOD OF JULY 1, 1996 TO JUNE 30, 1997.

          7.1. FOUR ACTIVE LEGS. A Distributor whose Qualification Level is four Active Legs will receive an Option to purchase 1,000 Shares on July 1, 1997 if:

         (a)      Such Distributor has a minimum of four Active Director
                  Legs for all 12 months of the Qualification Period,
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period, and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 3,000 in each of 2 Legs and at least 2,000 in one other Leg.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of four Active Director Legs for all 12 months of the Qualification Period,
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period, and

         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 50,000 with 10,000 in one Leg and at least 5,000 in each of two other Legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary of the initial grant date if:

         (i) Such Distributor has a minimum of four Active Director Legs for all 12 months of the applicable 1996 Qualification Period,
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period, and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are as described in Section 7.1(c) above.

         or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Four Active Leg level.

         7.2. FIVE ACTIVE LEGS. A Distributor will receive an Option to purchase 1,500 Shares if either of the following requirements are met:

         (a)      Such Distributor has a minimum of five active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of five active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 75,000 with 10,000 in each of 2 legs and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i)      Such Distributor has a minimum of five active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Five Active Leg level.

         7.3 SIX ACTIVE LEGS. A Distributor will receive an Option to purchase 2,500 Shares if either of the following requirements are met:

         (a)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Six Active Leg level.

         7.4. TEN ACTIVE LEGS. A Distributor will receive an Option to purchase 5,000 Shares if either of the following requirements are met:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Six Active Leg level.

         7.5. ADDITIONAL OPTIONS FOR PRESIDENTS CLUB MEMBERS. A Distributor who is a member of the Presidents Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 2,500 additional Shares if either of the following requirements are met:

         (a)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs;

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive; provided, however, a Distributor may only receive additional Options as a member of the Presidents Club or the Chairman's Club, but not as a member of both Clubs.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if either of the following requirements are met:

         (i)      Such Distributor has a minimum of six active Director
                  Legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points in 6 of the 12 months of the Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs.

                                       or

         (1) Such Distributor's active Director legs, G.P. and Organizational Points are as described in (A) - (C) above for the Six Active Leg level.

         7.6. ADDITIONAL OPTIONS FOR CHAIRMAN'S CLUB MEMBERS. A Distributor who is a member of the Chairman's Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December

1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in 1 Leg, at least 50,000 in each of 2 other Legs and at least 5,000 in each of 5 additional Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

         (i) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         7.7. ADDITIONAL OPTIONS FOR AMBASSADORS CLUB MEMBERS. A Distributor who is a member of the Ambassadors Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

         (a)      Such Distributor has a minimum of ten active Director
                  Legs for all 12 months of the Qualification Period;
         (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
         (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in each of 4 Legs, at least 50,000 in one other Leg and at least 5,000 in each of 5 more Legs.

         or, as of March 1, 1997:

         (A) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (B) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (C) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.

         Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

         (i) Such Distributor has a minimum of six active Director legs for all 12 months of the Qualification Period;
         (ii) Such Distributor has at least 1,000 G.P. for all 12 months of the Qualification Period; and
         (iii) Such Distributor's Organizational Points for 10 of the 12 months of the Qualification Period are at least 150,000 with 25,000 in each of 3 legs, 10,000 in 1 leg and at least 5,000 in each of 2 other legs and the two non-qualifying months, if any, cannot be consecutive.


====================================================================            ====================================================
No dealer, salesperson or any other person has been
authorized to give any information or to make any
representation other than those contained in this                                                  1,000,000 SHARES
Prospectus in connection with the offering made hereby,
and, if given or made, such information or representations
must not be relied upon as having been authorized by the                                          REXALL SUNDOWN, INC.
Company.This Prospectus does not constitute an offer to
sell or a solicitation  of an offer to buy any securities other
than the registered securities to which it relates,or an offer                                      REXALL SHOWCASE
to sell or solicitation of an offer to buy such securities in                                        INTERNATIONAL
any jurisdiction  where, or to any person to whom, it is                                            DISTRIBUTOR STOCK
unlawful to make such an offer or solicitation. Neither the                                            OPTION PLAN
delivery of this Prospectus nor any sale made hereunder
shall, under any circumstances, create any implication that
there has been no change in the affairs of the Company
since the date hereof or that the information contained                                               COMMON STOCK
herein is correct as of any time subsequent to the date of
this Prospectus.

                         ------------------------------
                                TABLE OF CONTENTS

                                                 PAGE
                                                 ----
                                                                                                 ________________________
AVAILABLE INFORMATION.............................2
INCORPORATION OF CERTAIN                                                                                 PROSPECTUS
       DOCUMENTS BY REFERENCE.....................2                                              ________________________
THE COMPANY.......................................3
RISK FACTORS......................................3
DESCRIPTION OF THE REXALL SUNDOWN,
       INC. REXALL SHOWCASE
       INTERNATIONAL DISTRIBUTOR STOCK
OPTION PLAN.......................................9
USE OF PROCEEDS...................................18                                                October 22, 1998
INDEMNIFICATION OF DIRECTORS AND
OFFICERS..........................................18
LEGAL MATTERS.....................................18
EXPERTS...........................................18


========================================================================        ====================================================


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 24th day of September, 1998.

                                      REXALL SUNDOWN, INC.


                                      By:/S/DAMON DESANTIS
                                         -------------------------------------
                                         Damon DeSantis, President and Director


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                      TITLE                                         DATE
---------                                      -----                                         ----

/S/CARL DESANTIS                               Chairman of the Board                         September 24, 1998
---------------------------------------
Carl DeSantis

/S/CHRISTIAN NAST                              Director and Chief Executive Officer          September 24, 1998
---------------------------------------
Christian Nast

/S/DAMON DESANTIS                              Director and President                        September 24, 1998
---------------------------------------
Damon DeSantis

/S/GEARY COTTON                                Vice President - Finance, Chief               September 24, 1998
---------------------------------------        Financial Officer, Treasurer and
Geary Cotton                                   Chief Accounting Officer

/S/NICKOLAS PALIN                              Director and Senior Executive Vice            September 24, 1998
---------------------------------------        President
Nickolas Palin

/S/DEAN  DESANTIS                              Director                                      September 24, 1998
---------------------------------------
Dean DeSantis

/S/STANLEY LEEDY                               Director                                      September 24, 1998
---------------------------------------
Stanley Leedy

/S/MELVIN STITH                                Director                                      September 24, 1998
---------------------------------------
Melvin Stith


                                  EXHIBIT INDEX



NUMBER                                      DESCRIPTION
------                                      -----------

    4.1 Rexall Sundown, Inc. Rexall Showcase International Distributor Stock Option Plan (1)

    4.2        Form of Stock Option Agreement (2)

    5.1        Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
               P.A. (2)

   23.1        Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
              P.A. (contained in Exhibit 5.1 hereto) (2)

   23.2        Consent of PricewaterhouseCoopers LLP(1)

----------------------------------------
(1)            Filed herewith.
(2)            Previously filed.

                                                                    EXHIBIT 23.2
                                                                    ------------




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Rexall Sundown, Inc. on Post-Effective Amendment No. 1 to Form S-3 (Registration Statement No. 33-66282) of our report dated October 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rexall Sundown, Inc. as of August 31, 1997 and 1996 and for the three years in the period ended August 31, 1997, appearing in the Form 10-K of Rexall Sundown, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
October 22, 1998